PLAN AND AGREEMENT
                                       OF
                                     MERGER


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                                TABLE OF CONTENTS

                                                               Page

ARTICLE I
THE MERGER........................................................1
      1.1  Articles of Merger.....................................1
      1.2  Consideration for Merger...............................2
      1.3  Effective Date.........................................2

ARTICLE II
ISSUANCE AND EXCHANGE OF SHARES...................................2
      2.1  FDC Share Distribution.................................2
      2.2  Surrender of MCSI Shares...............................2
      2.3  Fractional Shares......................................2
      2.4  Accounting, Adjustments and Allocations................2
      2.5  Procedures for Resolving Accounting, Adjustments and
           Allocations Disputes...................................3

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF MCSI AND EXECUTIVE SHAREHOLDERS.3
      3.1  Organization and Qualification of MCSI.................3
      3.2  Authorized and Outstanding Capitalization..............3
      3.3  Authorization..........................................3
      3.4  No Conflicting Agreements..............................4
      3.5  Compliance with Applicable Law.........................4
      3.6  Material Misstatements or Omissions....................4
      3.7  No Known Adverse Effects...............................4
      3.8  Consents and Approvals.................................4
      3.9  Subsidiaries...........................................5
      3.10 Litigation.............................................5
      3.11 Brokers................................................5
      3.12 Taxes..................................................5
      3.13 Ownership..............................................5
      3.14 Accounts...............................................5
      3.15 License Agreements.....................................6
      3.16 Intellectual Property..................................6
      3.17 Contracts..............................................6
      3.18 Financial Statements...................................6
      3.19 Absence of Undisclosed or Contingent Liabilities.......7
      3.20 No Material Adverse Changes............................7
      3.21 Absence of Developments................................7
      3.22 Title to Properties....................................7
      3.23 Tax Matters............................................8
      3.24 Tax Notices............................................8
      3.25 Employees..............................................9


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      3.26 Employee Benefit Plans.................................9
      3.27 Gifts.................................................10
      3.28 Employee Health and Safety............................10
      3.29 Representations Concerning Solvency...................10
      3.30 Investment Representations............................10
      3.31 Representations as to Knowledge.......................11

ARTICLE IV
PRE-CLOSING COVENANTS OF MCSI....................................11
      4.1  Inspection of Properties and Books....................11
      4.2  Other Contracts.......................................12
      4.3  Ongoing Operation.....................................12
      4.4  Indebtedness..........................................12
      4.5  Records...............................................12
      4.6  Articles of Incorporation; Bylaws.....................12
      4.7  Distributions or Dividends............................12
      4.8  Notice of Breach......................................12
      4.9  Nondisclosure.........................................12
      4.10 Employment Matters....................................13
      4.11 Insurance.............................................13
      4.12 Preservation of Business..............................13
      4.13 Regulatory Filings....................................13
      4.14 No Negotiations.......................................14
      4.15 Assignment of Contracts, Leases and Other Agreements..14
      4.16 Commercially Reasonable Efforts.......................14
      4.17 Additional Disclosure.................................14

ARTICLE V
POST-CLOSING COVENANTS...........................................14
      5.1  Further Assurances....................................14
      5.2  Litigation Support....................................15
      5.3  Employees of the Business.............................15
      5.4  Intellectual Property Rights..........................15

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF FDC AND ACQUISITION............15
      6.1  Organization and Qualification of FDC and Acquisition.15
      6.2  Authorization.........................................16
      6.3  No Conflicting Agreements.............................16
      6.4  Compliance with Applicable Law........................16
      6.5  Litigation............................................16
      6.6  Material Misstatements or Omissions...................17
      6.7  No Known Adverse Effects..............................17
      6.8  Consents and Approvals................................17
      6.9  Brokers...............................................17
      6.10 Representations as to Knowledge.......................17
      6.11 Authorization of Common Stock.........................17


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      6.12 FDC's Public Documents and Access to Information......17
      6.13 Reports Under the Exchange Act........................18
      6.14 Nasdaq Market Listing.................................18
      6.15 Financial Statements..................................18
      6.16 Absence of Undisclosed or Contingent Liabilities......18
      6.17 No Material Adverse Changes...........................19

ARTICLE VII
COVENANTS OF FDC AND ACQUISITION.................................19
      7.1  Other Contracts.......................................19
      7.2  Additional Disclosure.................................19
      7.3  Notice of Breach......................................19
      7.4  Nondisclosure.........................................19
      7.5  Commercially Reasonable Efforts.......................19
      7.6  Regulatory Filings....................................19
      7.7  Non-Compete and Confidentiality Agreements............20
      7.8  Employment Agreements.................................20
      7.9  Assumption of Certain Leases..........................20

ARTICLE VIII
CONDITIONS PRECEDENT TO CLOSING..................................20
      8.1  Conditions Precedent to Obligations of MCSI and
           Executive Shareholders................................20
      8.2  Conditions Precedent to Obligations of FDC and
           Acquisition...........................................23

ARTICLE IX
SURVIVAL OF REPRESENTATIONS AND WARRANTIES.......................26

ARTICLE X
INDEMNIFICATION..................................................27
      10.1 Indemnification.......................................27
      10.2 Limitation of Liability...............................27
      10.3 Method of Asserting Claims............................27
      10.4 Payment of Claim......................................28
      10.5 Sole Rights and Remedies..............................28

ARTICLE XI
AMENDMENT, TERMINATION AND BREACH................................29
      11.1 Amendment and Modification............................29
      11.2 Termination and Abandonment...........................29

ARTICLE XII
CLOSING..........................................................29
      12.1 Closing...............................................29
      12.2 Allocations...........................................30
      12.3 MCSI's and Executive Shareholders' Deliveries at
           Closing...............................................30
      12.4 FDC's and Acquisition's Deliveries at Closing.........31
      12.5 Removal of Personal Effects Following Closing.........32


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ARTICLE XIII
MISCELLANEOUS....................................................32
      13.1 Notice................................................32
      13.2 Entire Agreement......................................33
      13.3 Successors and Assigns................................33
      13.4 Expenses..............................................33
      13.5 Severability..........................................33
      13.6 Governing Law.........................................33
      13.7 Counterparts..........................................33
      13.8 Amendments............................................33
      13.9 No Third Party Beneficiary............................33
      13.10Headings..............................................34
      13.11Disputes..............................................34
      13.12Delivery of Exhibits..................................34




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                          PLAN AND AGREEMENT OF MERGER

                               Factual Data Corp.

                         Mortgage Credit Services, Inc.

                                       and

                              FDC Acquisition, Inc.

This Plan and Agreement of Merger ("Agreement") is by and among Factual Data Corp. ("FDC"), Mortgage Credit Services, Inc., ("MCSI") and FDC Acquisition, Inc. ("Acquisition"). This Agreement has been executed this 16th day of December, 1998 and shall become effective in accordance with Section 1.3. David
R. Tamuty and Larry W. Knigge are referred to herein as the "Executive Shareholders."

                                   WITNESSETH:

WHEREAS, FDC is a corporation duly organized under the laws of the State of Colorado and Acquisition, a wholly owned subsidiary of FDC, is a corporation duly organized under the laws of the State of Texas;

WHEREAS, MCSI is a corporation duly organized under the laws of the State of Texas; and

WHEREAS, until the day immediately preceding the Closing, MCSI has and will own all of the shares of Credit Profile Services, Inc., a Texas corporation ("CPS"), CPS theretofore having engaged in the business of supplying various credit reporting services to consumers and commercial enterprises; and

WHEREAS, on the day immediately preceding the Closing, MCSI has caused CPS to merge with and into MCSI under Texas law, with MCSI the surviving corporation of such merger (the "MCSI/CPS Merger"; all references hereinafter to MCSI, except as otherwise expressly provided herein, shall include both MCSI and CPS); and

WHEREAS, FDC desires to acquire MCSI through a merger of MCSI with and into Acquisition under Texas law (the "Merger") and pursuant to Section 368 of the Internal Revenue Code of 1986, as amended;

NOW, THEREFORE, it is agreed among the parties as follows:

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                                    ARTICLE I
                                   THE MERGER



1.1 Articles of Merger. Subject to the conditions set forth herein on the "Effective Date" (as herein defined), MCSI and Acquisition shall enter into and file Articles of Merger attached hereto as Exhibit 1.1 under which Acquisition shall be the surviving corporation and shareholders of MCSI shall receive common stock of FDC and cash as set forth in Section 1.2. The transaction contemplated by this Agreement shall be completed at a closing ("Closing") on a closing date ("Closing Date") which shall be as soon as possible.

     On the Closing Date, all of the documents to be furnished to MCSI and FDC, including the documents to be furnished pursuant to Article VIII of this Agreement, shall be delivered to Jones & Keller, P.C., counsel to FDC, to be held in escrow until the Effective Date or the date of termination of this Agreement, whichever first occurs and thereafter shall be promptly distributed to the parties as their interests may appear.

1.2 Consideration for Merger. On the Effective Date, shareholders of MCSI will receive in proportion to their share ownership in MCSI: (i) $446,000 cash (the "Cash Consideration"), and (ii) 297,334 shares of FDC's restricted common stock of the same class as that quoted or listed for sale in any public market, exchange, or listing organization (the "Stock") to be deposited into escrow in accordance with Exhibit 1.2 and distributed in accordance therewith.

1.3 Effective Date. If this Agreement is duly adopted by the holders of the requisite number of shares of MCSI in accordance with the applicable laws and subject to the other provisions hereof, such documents as may be required by law to accomplish the Agreement shall be filed as required by law to effectuate same, and the Merger shall become effective. The time of filing the last document required by law shall be the Effective Date for the Agreement. For accounting, adjustments and allocations purposes as described in Section 2.4 below, this Agreement shall be effective as of 11:59 p.m., on the last day of the month preceding the Effective Date.

                                   ARTICLE II
                         ISSUANCE AND EXCHANGE OF SHARES

2.1 FDC Share Distribution. The Stock shall be deposited into and distributed from the escrow described in Section 1.2 above in accordance with Exhibit 1.2.

2.2 Surrender of MCSI Shares. The stock transfer books of MCSI shall be closed on the Effective Date, and thereafter no transfers of the stock of MCSI shall be made. MCSI shall appoint an exchange agent ("Exchange Agent"), which is expected to be FDC's counsel or its stock transfer agent, to accept surrender of the certificates representing the shares of MCSI, and to deliver simultaneously in exchange for such surrendered certificates, the consideration provided for in Section 1.2 above.

2.3 Fractional Shares. No fractional shares of FDC stock shall be issued as a result of the Agreement; rather, such shares shall be rounded up to the nearest whole share.

2.4 Accounting, Adjustments and Allocations. MCSI's business activities are, and will be, ongoing as a separate corporate entity owned by the shareholders of MCSI prior to the Closing Date and by FDC after the Closing Date. However, this Agreement is deemed to be effective the date set forth in the last sentence of Section 1.3 above for purposes of accounting, adjustments and allocations which will be determined by the parties as of such date ("Accounting Date") in accordance with Exhibit 2.4 hereto. The net amount resulting from the computations set forth on Exhibit 2.4 will be determined and paid by FDC or the shareholders of MCSI, as the case may be, as an adjustment to the Cash Consideration as provided in Exhibit 2.4 but in any event no later than 90 days after the Closing Date.

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2.5  Procedures for Resolving Accounting,  Adjustments and Allocations Disputes.
     FDC  and  MCSI  have  agreed  to  certain   procedures  for  resolving  any
     accounting,  adjustments and  allocations  disputes as set forth on Exhibit
     2.5 attached hereto.

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF MCSI
                           AND EXECUTIVE SHAREHOLDERS

     Each of MCSI and the two Executive Shareholders represents and warrants to FDC and Acquisition that, except as otherwise expressly provided in this Agreement (or the exhibits and disclosure schedules hereto), the statements contained in this Article III are true, correct and complete as of the date of this Agreement and will be true, correct and complete on the Closing Date as follows:

3.1 Organization and Qualification of MCSI. MCSI is a corporation duly organized, validly existing and in good standing under the laws of the state of incorporation, and is duly qualified and authorized to do business as a foreign corporation and is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary or, if not, then such lack of authorization will not have materially adversely affected its operations. MCSI has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The copies of the Articles of Incorporation (certified by the Secretary of the State of the state of incorporation) and the Bylaws of MCSI, both as amended to date, which have been delivered to FDC and attached hereto as Exhibits 3.1(a) and 3.1(b), respectively, are complete and correct, and MCSI is not in default under or in violation of any provision of its Articles of Incorporation or Bylaws. The minute books (containing the records of meeting of the shareholders, the Board of Directors and any committees of the Board of Directors), the stock certificate books and the stock record books of MCSI, as made available to FDC, are correct and complete in all material respects.

3.2 Authorized and Outstanding Capitalization. The aggregate number of shares which MCSI is authorized to issue is 1,000,000, being comprised of 200,000 shares of preferred stock, of which none are issued and outstanding, 700,000 shares of Class A common stock of which 2,000 are issued and outstanding and 100,000 shares of Class B common stock of which 1,030 are issued and outstanding, each of which outstanding shares is fully paid and non-assessable as of the date hereof and all of which are owned by five shareholders of MCSI.

3.3 Authorization. This Agreement has been duly and validly executed and delivered by MCSI and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of MCSI enforceable in accordance with their terms. This Agreement and the transactions contemplated hereby have been approved by an appropriate resolution adopted by all shareholders of MCSI. Attached hereto as Exhibit 3.3(a) is a Certificate with attached resolution which shall evidence such approval and authorization of all shareholders of MCSI and which shall be attested to by the President of MCSI. This Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the Board of Directors of MCSI. Attached hereto as Exhibit 3.3(b) is a certified copy of the Directors' Consent or a resolution passed pursuant to a duly and validly called meeting of the Board of Directors. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by MCSI will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance with their respective terms against, MCSI.

3.4 No Conflicting Agreements. Except as set forth in Exhibit 3.4, the execution and delivery of this Agreement by MCSI does not, and consummation by MCSI of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to MCSI or its assets, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of MCSI or result in a material breach of any material agreement or instrument to which MCSI is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon any asset of MCSI.

3.5 Compliance with Applicable Law. Except as set forth in Exhibit 3.5, MCSI has not received any notice of any violation, probable violation or default by MCSI under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over MCSI's operations which could materially adversely affect the business, operations, financial condition, properties or assets of MCSI, or the ability to consummate the transaction contemplated hereby. To MCSI's and Executive Shareholders' knowledge after reasonable inquiry, MCSI has operated its business, and will continue to operate its business, in compliance in all material respects with the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Act and applicable state law. Additionally, MCSI has given notice of this transaction to all government entities that require such notice.

3.6 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to FDC by or on behalf of MCSI in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact known to the Executive Shareholders necessary to make the statements contained herein or therein not misleading in light of the known to the Executive Shareholders context in which they were made.

3.7 No Known Adverse Effects. Except as set forth on Exhibit 3.7, there is no fact actually known to MCSI or Executive Shareholders which materially adversely affects or will materially adversely affect MCSI which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to FDC by or on behalf of MCSI in connection herewith.

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3.8  Consents  and  Approvals.  The  execution  and  delivery  by  MCSI  of this
     Agreement, and the performance by MCSI of its obligations hereunder, does not require MCSI to obtain any consent, approval, agreement, or action of, or make any filing with or give any notice to, any corporation, person, entity, or firm or any public, governmental or judicial authority except
     (i) such as have been duly obtained or made, as the case may be, and or will be duly obtained and made and in full force and effect as of the Closing, (ii) those as to which the failure to obtain would have no material adverse effect on the transactions contemplated hereby, and (iii) approval of MCSI's shareholders, which shall be obtained prior to the execution hereof.

3.9  Subsidiaries.  Except as set forth on Exhibit 3.9,  MCSI does not own, have
     an  ownership  interest  in,  or  control  any  corporation,   partnership,
     proprietorship or other entity.

3.10 Litigation. Except as described in Exhibit 3.10, there are no actions, proceedings or investigations pending or to the actual conscious knowledge of MCSI or Executive Shareholders threatened against MCSI before any court or administrative agency which could result in any material adverse change in the operations or financial condition of MCSI other than as identified therein.

3.11 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by MCSI directly with representatives of FDC, without the intervention of any person by, through or on behalf of MCSI through whom any valid claim by any such person could be made against FDC for a finder's fee, brokerage commission, or similar payment. All rights of indemnity under Article X hereof shall apply to any such claim relating to a Loss (hereinafter defined) arising out of this Agreement for any such fee, commission or similar payment.

3.12 Taxes.  FDC  shall  not  be  responsible  for  any  business,   occupation,
     withholding or similar tax, or any taxes of any kind related to the business of MCSI for any period prior to the Closing and appropriate adjustments for federal and state income taxes shall be made in the financial statements of MCSI and cash reserves for the payment of such taxes shall be established prior to Closing.

3.13 Ownership. MCSI is the owner, beneficially and of record, of all of the assets as identified on Exhibit 3.13(a) hereto, free and clear of all liens, encumbrances, equities, options, claims, charges and restrictions, except as otherwise described on Exhibit 3.13(b) hereto.

3.14 Accounts. The list of customers attached hereto as Exhibit 3.14(a) represents the customers with which MCSI now does or has done business, principally in the area of mortgage credit reporting and, with respect to its customers, summaries of revenues realized from each during the 12 month period ending 30 days prior to the date hereof. The customers with which MCSI maintains a contract or agreement are identified on Exhibit 3.14(b) hereto. Except as described on Exhibit 3.14(c), all such contracts or agreements are valid and enforceable against MCSI and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any manner, or where termination is threatened or imminent to the actual conscious knowledge of MCSI and Executive Shareholders. MCSI has performed all of its material obligations and material responsibilities as described under each such contract or agreement, none of such contracts or agreements are subject to any material counterclaim or setoff and such contracts are in full force and effect and will continue in full force and effect following the Closing. Except as described on Exhibit 3.14(d), MCSI has no reason to believe that amounts payable under such contracts or agreements, assuming due performance by FDC in the future will not be paid substantially in accordance with the terms of such contracts or agreements. MCSI has not received any notices of default, claims, or any other type of notice with respect to each such contract or agreement or, if such notice has been received, a copy of any such notice has been provided in writing to FDC.

3.15 License Agreements. Attached as Exhibit 3.15 is a complete and accurate list of any material license agreements to which MCSI is a party as of the date hereof relating to MCSI's credit reporting business. Also stated on
     Exhibit 3.15 is the expiration date of each such license agreement. Except as described on Exhibit 3.15, all such license agreements are valid and enforceable against MCSI and are not currently, and will not be at Closing, in material default, invalid or unenforceable in any material respect. To the extent the Merger constitutes a transfer of any license agreement hereunder and requires the consent of any third party, MCSI shall use its commercially reasonable efforts to obtain such consents if so requested by FDC. MCSI has not received any written notices of default or claims with respect to any license agreement or, if such written notice has been received, a copy of such notice has been provided in writing to FDC.

3.16 Intellectual Property. Attached as Exhibit 3.16 to this Agreement is a schedule of all material trade names, trademarks, service marks, and their registrations, if any, owned by MCSI or in which MCSI has any material right, license, or for which MCSI has made application, together with a brief description of each (hereinafter collectively the "Intellectual Property"). To MCSI's and Executive Shareholders' actual conscious knowledge, MCSI has not infringed, and by its use of its Intellectual Property, is not now infringing on any United States or state trade name, trademark, service mark or copyright belonging to any other person, firm or corporation.

3.17 Contracts. Except as set forth in Exhibit 3.17, MCSI is not a party to, nor bound by, any contract, distributorship agreement, license agreement, agency agreement or output or requirements agreement, or any other agreement, indenture, mortgage, deed of trust, lease, loan agreement or instrument which Acquisition would not succeed to by virtue of this Agreement, nor will this transaction create any default by MCSI as to any of such agreements which will materially adversely affect the future operation of Acquisition.

3.18 Financial Statements. MCSI has delivered to FDC copies of MCSI's subsidiary's statements of revenue for the fiscal year ended December 31, 1997 and, to the extent available, the interim period ending within 60 days prior to the date hereof (collectively, the "Financial Statements"). MCSI has also submitted to FDC a statement of gross revenues prepared in accordance with generally accepted accounting principles indicating that gross revenues totaled $4,059,787 for the period from September 1, 1997 to August 31, 1998. The Financial Statements are based upon the information contained in the books and records of MCSI's subsidiary and fairly and accurately present, in all material respects, the operations of MCSI's subsidiary as of the dates thereof and revenue for the periods referred to therein. The monthly financial statements generated by MCSI's subsidiary from and after the interim period delivered to FDC will be prepared on a basis consistent in all material respects with the methods and procedures used to prepare the Financial Statements. If requested by FDC, in writing, MCSI will deliver such monthly financial statements from and after the interim period to FDC within 30 days of the end of each month from the date hereof to Closing.

3.19 Absence of Undisclosed or Contingent Liabilities. MCSI has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted, in excess of $5,000 except as otherwise set forth in the Financial Statements, the monthly financial statements or Exhibit 3.19 hereto.

3.20 No Material  Adverse  Changes.  Since the date of the most recent Financial
     Statements, there has been no change materially adverse to MCSI in its assets, financial condition, gross profit, operating results, customer, employee or supplier relations, business condition or prospects, except as otherwise disclosed on Exhibit 3.20 hereto.

3.21 Absence of Developments. MCSI has, and will until Closing:

     (a) Conducted its business and operations only in the regular and ordinary course; maintained reasonable business insurance; committed no material waste of assets; disposed or otherwise changed in any material respect the nature of any asset such that cash or accounts receivable are increased (other than in the ordinary course of business), nor created or suffered to exist any material lien, charge or encumbrance on any asset or incurred any indebtedness for borrowed money (other than in the ordinary course) which is secured by one or more of the assets; and has used its reasonable commercial efforts to maintain and preserve in all material respects its business organization intact and maintain in all material respects its relationships with suppliers, employees, customers and others;

     (b) Refrained from making capital expenditures or commitments for additions to the property, plant or equipment or entered into transactions which could reasonably be expected to materially alter or affect operations, except as otherwise have been approved in writing by FDC;

     (c) Refrained from paying the officers or directors or their affiliates, whether in the capacities of shareholders, directors, officers or employees, any dividends or any bonuses or any other forms of compensation except for non-bonus compensation in accordance with current practice; and

     (d) Maintained title to, and refrained from making or permitting, any material transfer, sale, pledge, encumbrance on, lien or other material disposition of assets of MCSI except in the ordinary course of business.

3.22 Title to Properties. MCSI does not own any real property. The Office Leases to which MCSI's subsidiary is a party, true and complete copies of which are attached hereto as Exhibit 3.22, are each in full force and effect, and MCSI holds a valid and existing leasehold interest in each such lease for the term set forth in such lease. MCSI shall utilize its reasonable commercial efforts to obtain an assignment of the Office Leases if requested to do so by FDC. MCSI shall have delivered complete and accurate copies of such Office Leases to FDC, and such Office Leases shall not have been modified in any material respect except to the extent that such modifications are disclosed in writing delivered to FDC. MCSI is not in default in any material respect, and no circumstances exist which, if unremedied would, either with or without notice or the passage of time or both, result in a default in any material respect under each such lease. The fixed assets necessary for the conduct of MCSI's business are in good condition and repair, ordinary wear and tear excepted, and are usable in the ordinary course of business. There are no defects in such fixed assets or other conditions relating thereto which, in the aggregate, materially adversely affect the operation or value of such fixed assets. MCSI owns, or leases under valid leases, all equipment and other tangible assets necessary for the conduct of its business.

3.23 Tax Matters.

     (a) MCSI has filed all federal, state, local and foreign tax returns that it was required to file. All such tax returns were correct and complete in all material respects. All taxes owed by MCSI (whether or not shown on any tax return) have been paid or properly reserved for with cash in the Financial Statements. MCSI is not currently the beneficiary of any extension of time within which to file any tax return. No claim has ever been made to MCSI by an authority in a jurisdiction where MCSI does not file tax returns that it is or may be subject to taxation by that jurisdiction.

     (b) MCSI has withheld and paid all taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, shareholder or other third party.

     (c) To MCSI's and Executive Shareholders' actual knowledge, there is no basis for any authority to assess any additional taxes for any period for which tax returns have been filed. There is no dispute or claim concerning any liability for taxes of MCSI (i) claimed or raised by any authority in writing with any directors, officers or employees of MCSI, or (ii) as to which any such person has actual knowledge based upon personal contact with any agent of such authority. Exhibit 3.23 lists all federal, state, local and foreign income tax returns filed with respect to MCSI for taxable periods ended after December 31, 1995, indicates those tax returns that have been audited, if any, and indicates those tax returns that currently are the subject of audit, if any. MCSI has made available to FDC correct and complete copies of all federal income tax returns, examination reports, if any, and statements of deficiencies filed, assessed against or agreed to by MCSI since December 31, 1995.

3.24 Tax Notices. Except as set forth on Exhibit 3.24 hereto, no deficiency for any tax has been proposed, asserted or assessed against MCSI that has not been resolved and paid in full. No waiver, extension or comparable consent given by MCSI regarding the application of the statute of limitations with respect to any tax is outstanding, nor is any request for any such waiver or consent pending. Except as described in Exhibit 3.24 hereto, there has been no tax audit or other administrative proceeding or court proceeding with respect to any tax, nor is any such tax audit or other proceeding pending, nor has there been any written notice to MCSI by any taxing authority regarding any such tax, audit or other proceeding or, to the actual conscious knowledge of MCSI or Executive Shareholders, is any such tax audit or other proceeding threatened with regard to any tax. MCSI does not expect the assessment of any additional tax for any periods completed prior to Closing and is not aware of any unresolved questions, claims or disputes concerning the liability for tax for any periods completed prior to Closing which would exceed the reserves established on its books and records. For the purposes hereof, the term "Tax" or "Taxes" means all taxes, charges, fees, levies or other assessments, including without limitation, all net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, withholding, payroll, employment, workmen's compensation, social security, unemployment, excise, estimated, severance, stamp, occupation, property or other taxes, customs, duties, fees, assessments or charges of any kind whatsoever including, without limitation, all interest and penalties thereon, and additions to tax or additional amounts imposed by any taxing authority, domestic or foreign, upon MCSI.

3.25 Employees. Except as described on Exhibit 3.25, (a) MCSI has no actual notice that any executive employee of MCSI or any group of MCSI's employees has any plan or intention to terminate his, her or its employment following the Closing; (b) MCSI has complied in all material respects with all laws relating to the employment of labor, including provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes; (c) to MCSI's and Executive Shareholders' actual conscious knowledge, MCSI has no material labor relations problem pending and its labor relations are satisfactory; (d) there are no workmen's compensation, sexual harassment, discrimination or claims pending against MCSI nor are MCSI or the Executive Shareholders aware of any facts that would give rise to such claims; (e) to MCSI's actual conscious knowledge, no employee of MCSI is subject to any secrecy or non-competition agreement or any other agreement or restriction of any kind that would impede in any way the ability of such employee to carry out fully all activities of such employee in furtherance of the business of MCSI; and (f) to MCSI's and Executive Shareholders' actual conscious knowledge, no employee or former employee of MCSI has any claim with respect to any intellectual property rights of MCSI.

3.26 Employee Benefit Plans.

     (a) Except as provided in writing to FDC and as listed on Exhibit 3.26, with respect to all employees and former employees of MCSI and all dependents and beneficiaries of such employees and former employees,
          (i) MCSI does not maintain or contribute to any non-qualified deferred compensation or retirement plans, contracts or arrangements, (ii) MCSI does not maintain or contribute to any qualified defined contribution plans as defined in Section 3(34) of ERISA or Section 414(i) of the Code, (iii) MCSI does not maintain or contribute to any qualified defined benefit plans as defined in Section 3(35) of ERISA or Section 414(j) of the Code, and (iv) MCSI does not maintain or contribute to any employee welfare benefit plans as defined in Section 3(1) of ERISA.

     (b) To MCSI's actual conscious knowledge, to the extent required (either as a matter of law or to obtain the intended tax treatment and tax benefits), all employee benefit plans as defined in Section 3(3) of ERISA which MCSI does maintain or to which it does contribute (collectively, the "Plans") comply in all material respects with the requirements of ERISA and the Code. With respect to the Plans, (i) all required contributions which are due have been made and a proper accrual has been made for all contributions due in the current fiscal year, (ii) there are no actions, suits or claims pending, other than routine uncontested claims for benefits, and (iii) to MCSI's actual conscious knowledge, there have been no prohibited transactions as defined in Section 406 of ERISA or Section 4975 of the Code.

     (c) MCSI does not contribute (and has not ever contributed) to any multi-employer plan, as defined in Section 3(37) of ERISA. MCSI has no actual or potential liabilities under Section 4201 of ERISA for any complete or partial withdrawal from a multi-employer plan. MCSI has no actual or potential liability for death or medical benefits after separation from employment, other than (i) death benefits under the employee benefit plans or programs (whether or not subject to ERISA) that will be set forth in writing to FDC, and (ii) health care continuation benefits described in Section 4980B of the Code.

3.27 Gifts. Neither MCSI nor, to MCSI's and Executive Shareholders' actual conscious knowledge, any of its officers, directors or shareholders has made or agreed to make gifts of money, other property or similar benefits (other than incidental gifts of articles of nominal value) to any actual or potential customer, supplier, governmental employee, political party, candidate for office, governmental agency or instrumentality or any other person in a position to assist or hinder MCSI in connection with any actual or proposed business transaction.

3.28 Employee Health and Safety. To MCSI's and Executive Shareholders' actual conscious knowledge, MCSI has not violated and has no liability, and has not received a notice or charge asserting any violation of or liability under, OSHA or any other federal or state acts (including rules and regulations thereunder) and, to MCSI's and Executive Shareholders' actual conscious knowledge, regulating or otherwise affecting employee health and safety.

3.29 Representations Concerning Solvency. MCSI has not incurred, and does not intend to incur, and has no reasonable basis to believe that it will incur, any debts beyond its ability to pay such debts as they become due. FDC may rely on such representations in asserting that FDC has no reasonable cause to believe that MCSI is or will become insolvent as a result of the transactions contemplated hereby. MCSI has undertaken the transactions described herein in good faith, considering its obligations to any person or entity to whom MCSI owes a right to payment, whether or not the right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured or unsecured and has undertaken the transaction described herein without any intent to hinder, delay or defraud its creditors. MCSI will not, and has not, concealed this transaction or the proceeds of such transaction from any of its creditors. MCSI has not removed or concealed any assets from its creditors and will not incur debt in connection with the assets or business that is significantly greater than the normal and customary debts of MCSI in the ordinary course.

3.30 Investment Representations. The Executive Shareholders do hereby, and each other shareholder of MCSI by separate letter will, individually represent and acknowledge to FDC that:

     (a) shareholder is a knowledgeable business person and able to fend for himself/herself in the Merger and contemplated transactions;

     (b) shareholder has received a disclosure package containing the documents described in Section 6.12 and has further received all information regarding FDC requested by shareholder and such has been carefully reviewed by shareholder and his/her legal and tax counsel;

     (c) shareholder understands the shares of FDC to be acquired in the Merger have not been registered under the Securities Act of 1933 ("Act") and are restricted securities thereunder and may not be sold absent registration under the Act or pursuant to an applicable exemption therefrom; and

     (d) shareholder is able to bear the economic risk associated with the FDC shares to be acquired by him/her hereunder.

3.31 Representations as to Knowledge. The representations and warranties contained in Article III hereof shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

                                   ARTICLE IV
                          PRE-CLOSING COVENANTS OF MCSI

MCSI hereby covenants and agrees that, between the date hereof and the Closing, it will comply with the provisions of this Article IV, except to the extent FDC may otherwise consent in writing.

4.1 Inspection of Properties and Books. MCSI shall assist any individual or individuals designated by FDC with reasonable prior notice to visit or inspect any property of MCSI, at reasonable times acceptable to both parties, including books of accounts and records of MCSI, to make extracts or copies of such books and records and to discuss the affairs, finances and accounts of MCSI with its officers, and shall use its reasonable commercial efforts to obtain access for FDC to MCSI's accountants' work papers. As a condition to the Closing, the parties acknowledge and agree that MCSI shall furnish to FDC financial statements, documents and corporate materials ("Evaluation Material") which shall be used in connection with a due diligence review. The parties agree that FDC shall treat the Evaluation Material confidentially, and shall not disclose to any party, except as otherwise set forth herein, the Evaluation Material or any information set forth therein; provided, however, that FDC is authorized to disclose the Evaluation Material to its investment banker, counsel and accountants for their review. FDC shall instruct its officers, directors, employees, agents or representatives (including investment banker, counsel and accountants) of the confidential nature of the Evaluation Material and shall be responsible for ensuring that the Evaluation Material is kept confidential by such persons. In the event the Closing is not consummated, all Evaluation Material and derivative works shall be returned to MCSI (or in the case of derivative works, destroyed), within ten days of a request therefor, with the understanding that FDC shall retain no copies of the Evaluation Material or any derivative works and shall not disclose to any other party the Evaluation Material or information contained therein, with the exception of (i) information which becomes generally available to the public other than as a result of disclosure by FDC, or (ii) information included in the Evaluation Material which is first disclosed by a third party not bound by a confidentiality agreement with MCSI and (iii) information required to be disclosed in any registration statement or periodic report under the disclosure requirements of applicable federal and state securities laws.

4.2 Other Contracts. Except in the ordinary course of business, MCSI shall not enter into or become subject to any agreement. transaction, or commitment which would restrict or in any way impair the obligation or ability of MCSI to comply with all of the terms of this Agreement.

4.3 Ongoing Operation. Except for the MCSI/CPS merger, MCSI shall carry on its business substantially in the same manner as heretofore conducted, only in the ordinary course, and shall not take any action except in the ordinary course, on an arm-length basis and in accordance in all material respects with all applicable laws, rules and regulations and MCSI's past custom and industry practice.

4.4 Indebtedness. MCSI will not create, incur, assume, guarantee or otherwise become liable with respect to any indebtedness, except in the ordinary course of its business and subject to prior written notice to FDC. Except in the ordinary course of its business, and subject to prior written notice to FDC, MCSI will not sell, pledge, encumber or otherwise subject its assets to any claim or indebtedness not in existence prior to the Closing.

4.5 Records. MCSI shall maintain its books, accounts and records in the usual, regular and ordinary manner.

4.6 Articles of Incorporation; Bylaws. Except for the MCSI/CPS merger, MCSI will not amend its Articles of Incorporation or Bylaws or otherwise alter its corporate existence or powers.

4.7 Distributions or Dividends. MCSI will not declare or pay any dividend, make any distribution on shares of its capital stock or repurchase any shares of its capital stock.

4.8 Notice of Breach. In the event of and promptly after becoming actually aware of the occurrence or threatened occurrence of any event which would cause or constitute a material breach of any warranty, representation, covenant or agreement of MCSI contained herein, MCSI shall give notice in writing of such event or threatened event to FDC and use all commercially reasonable efforts to prevent or promptly remedy such breach or threatened breach.

4.9 Nondisclosure. The parties agree that any publicity release, security filing, memorandum or any other communication (collectively "Communication"), whether written or oral, identifying this proposed transaction shall not identify MCSI at any time prior to Closing unless required by applicable securities laws or regulations. MCSI shall timely review and approve any public Communication prepared by FDC before its dissemination and release.

4.10 Employment Matters. MCSI shall not, directly or indirectly, except in the ordinary course of business, (i) enter into or modify any employment, severance or similar agreements or arrangements with, or grant any bonuses, salary increases, severance or termination paid to, any officers or directors or consultants, or (ii) take any material action with respect to the grant of any bonuses, salary increases, severance or termination pay or with respect to any material increase of benefits payable in effect on the date hereof. MCSI shall not adopt or amend any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, trust, fund or group arrangement for the benefit or welfare of any employees or any bonus, profit sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other employee benefit plan, agreement, trust, fund or arrangements for the benefit or welfare of any director.

4.11 Insurance. Without providing FDC 30 days' prior written notice, MCSI shall not cancel or terminate its current insurance policies or cause any of the coverage thereunder to lapse, unless simultaneously with such termination, cancellation or lapse, replacement policies providing coverage equal to or greater than the coverage under the cancelled, terminated or lapsed policies for substantially similar premiums are in full force and effect.

4.12 Preservation of Business. MCSI shall (i) use its commercially reasonable efforts to preserve intact MCSI's business organization and goodwill, keep available the services of MCSI's officers and employees as a group and maintain satisfactory relationships with suppliers, distributors, customers and others having business relationships with MCSI up to the Closing, at MCSI's expense, (ii) confer on a weekly basis with representatives of FDC to report operational matters and the general status of ongoing operations,
     (iii) not intentionally take any action which would render, or which reasonably would be expected to render, any representation or warranty made by MCSI in the Agreement untrue in any material respect at the Closing,
     (iv) notify FDC of any emergency or other change in the normal course of MCSI's business or in the operation of MCSI's properties and of any governmental or third party complaints, investigations or hearings (or communications indicating that the same may be contemplated) if, in each case, such emergency, change, complaint, investigation or hearing would be material, individually or in the aggregate, to the business, operations or financial condition of MCSI or the ability of MCSI to consummate the transactions contemplated by this Agreement, and (v) promptly notify FDC in writing if MCSI or its representatives shall discover that any representation or warranty made by MCSI in this Agreement was when made, or has subsequently become, untrue in any material respect.

4.13 Regulatory Filings. MCSI is not required, and shall not be required prior to or following Closing, to make any filings or submissions under any laws or regulations applicable to MCSI for the consummation of the transactions contemplated herein. MCSI shall make all filings necessary such that, at the Closing, FDC may file for and obtain use of MCSI's corporate name identified on page one of this Agreement. FDC has advised MCSI that the execution of this Agreement and Closing of the transaction contemplated hereby may require FDC to provide certain disclosure concerning the business and the financial statements of MCSI to the United States Securities and Exchange Commission. MCSI hereby consents to the inclusion of such disclosure concerning MCSI, the financial statements of MCSI's credit reporting business, as audited by FDC's independent certified public accountant, and the representations and warranties made by MCSI in the course of this transaction, in a periodic report or any amendment thereto, to the extent necessary to allow FDC to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

4.14 No Negotiations. None of MCSI, its officers, directors or the Executive Shareholders shall cause MCSI to, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage submission of any proposal or offer from any person or entity (including any of its or their officers or employees) relating to any liquidation, dissolution, recapitalization, merger, consolidation or acquisition or the purchase of all or a material portion of the assets of, or any equity interest in, MCSI or any similar transaction or business combination involving MCSI, or participate in any negotiations regarding, or furnish to any other person, any information with respect to, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage, any effort or attempt by any other person or entity to do or seek any of the foregoing. MCSI shall within five business days notify FDC of any such proposal or offer, or any inquiry from or contact with any person with respect thereto, and shall promptly provide FDC with such information regarding such proposal, offer, inquiry or contact as FDC may request.

4.15 Assignment of Contracts, Leases and Other Agreements. MCSI agrees that, prior to the Closing, unless otherwise consented to by FDC, it will secure the approval of all parties with which MCSI has material customer, supplier or other agreements as to which consent to the transactions contemplated hereunder is required by such agreements.

4.16 Commercially Reasonable Efforts. MCSI and Executive Shareholders agree to use their commercially reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither MCSI nor Executive Shareholders will not take or knowingly permit to be taken any action that would be in breach of the terms or provisions of this Agreement or that would cause any of their representations and warranties contained herein to be or become untrue in any material respect.

4.17 Additional Disclosure. From the date of this Agreement to and including the Closing Date, MCSI promptly upon the occurrence thereof, will advise FDC of each event subsequent to the date hereof which would have had to be disclosed on any exhibit to this Agreement had it occurred prior to the date hereof.

                                    ARTICLE V
                             POST-CLOSING COVENANTS

The parties agree as follows with respect to the period following the Closing.

5.1 Further Assurances. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the parties will take such further action (including the execution and delivery of such further instruments and documents) as any other party reasonably may request, all at the sole cost and expense of the requesting party (unless the requesting party is entitled to indemnification therefor under Article X).

5.2 Litigation Support. In the event and for so long as any party actively is contesting or defending against any action, suit, proceedings, hearing, investigation, charge, complaint, claim or demand in connection with (a) any transaction contemplated by this Agreement, or (b) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act or transaction on or prior to the Closing Date involving MCSI, each of the other parties will cooperate with each other and counsel in the contest or defense, make available their personnel, and provide such testimony and access to their books and records as shall be reasonably necessary in connection with the contest or defense, all at the sole cost and expense of the contesting or defending party (unless the contesting or defending party is entitled to indemnification therefor under Article X).

5.3  Employees of the Business.

     (a) FDC shall use commercially reasonable efforts to continue to employ all of the employees of MCSI's credit reporting business actively employed by MCSI as of the Closing Date upon such terms and conditions and with such benefits as FDC generally provides to its employees.

     (b) FDC shall take all commercially reasonable actions necessary to permit the employees of MCSI to participate as soon as practicable after the Closing Date in the standard employee benefit plans and programs of FDC for which they otherwise are eligible. FDC shall credit employees of MCSI with their prior service with CPS as being service with FDC and will credit such employees with all of the vacation pay and other nonqualified benefits accrued through the Closing Date which are shown on Exhibit 5.3(b) (the dollar amount of which is referred to as the "Accrued Benefits"). MCSI agrees to pay to FDC all vacation pay benefits accrued to the date of Closing (or to provide FDC an equivalent credit on the Closing Statement).

     (c) The provisions of this Section 5.3 shall inure solely to the benefit of MCSI, and no third party (including, without limitation, any employee of MCSI) shall be permitted to rely hereon as a third party beneficiary or otherwise.

5.4 Intellectual Property Rights. After the Closing, Executive Shareholders will have no rights with respect to any trademarks, trade names or trade dress associated with MCSI's FACTUAL DATA operation involving credit reporting.

                                   ARTICLE VI
        REPRESENTATIONS AND WARRANTIES OF FDC AND ACQUISITION

FDC  represents  and  warrants  to MCSI that the  statements  contained  in this
Article VI are true, correct and complete as of the date of this Agreement and will, except as otherwise expressly provided in this Agreement be true, correct and complete on the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement) as follows:

6.1 Organization and Qualification of FDC and Acquisition. FDC and Acquisition are each a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado and Texas, respectively, and each is duly qualified and authorized to do business as a foreign corporation and each is in good standing in each jurisdiction, if any, in which the nature of the business conducted by it or the properties owned, leased or operated by it makes such qualification necessary or, if not, then such lack of authorization will not have materially adversely affected FDC. FDC and Acquisition have all requisite corporate power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. Neither FDC nor Acquisition is in default under or in violation of any provision of its respective Articles of Incorporation or Bylaws, true and correct copies of which have been provided to the shareholders of MCSI prior to Closing.

6.2 Authorization. This Agreement has been duly and validly executed and delivered by FDC and Acquisition and the agreements, representations and warranties contained herein constitute valid and binding obligations, representations and warranties of FDC and Acquisition enforceable in accordance with their terms. This Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and unanimously approved by the Board of Directors of FDC and Acquisition. Attached hereto as Exhibit 6.2(a), 6.2(b) and 6.2(c) are certified copies of FDC's Directors' consent or resolutions passed pursuant to duly and validly called meetings of the Board of Directors and consents of Acquisition's Board of Directors and shareholder. This Agreement constitutes, and all other agreements contemplated hereby to be executed and delivered by FDC and Acquisition will when executed and delivered constitute, the legal, valid and binding obligations of, and be enforceable in accordance with their respective terms against, FDC and Acquisition.

6.3 No Conflicting Agreements. The execution and delivery of this Agreement by FDC and Acquisition does not, and consummation by FDC and Acquisition of the transactions contemplated hereby will not, (a) violate any existing term or provision of any law, regulation, order, writ, judgment, injunction or decree applicable to FDC or Acquisition, (b) conflict with or result in a breach of any of the terms, conditions or provisions of the Articles of Incorporation or Bylaws of FDC or Acquisition or result in material breach of any material agreement or instrument to which FDC or Acquisition is a party, or (c) result in the creation or imposition of any lien, charge, security interest, encumbrance, restriction or claim upon FDC or Acquisition or any of their assets.

6.4 Compliance with Applicable Law. Except as set forth in Exhibit 6.4, neither FDC nor Acquisition has received any notice of any violation, probable violation or default by FDC or Acquisition under any applicable law, regulation or order of any governmental department, commission, board or agency or instrumentality, domestic or foreign, having jurisdiction over FDC's or Acquisition's operations which could materially adversely affect the business, operations, financial condition, properties or assets of either, or the ability to consummate the transaction contemplated hereby. To FDC's knowledge after reasonable inquiry, FDC has operated its business, and will continue to operate its business, in compliance in all material respects with the Fair Credit Reporting Act, the Real Estate Settlement Procedures Act, the Fair Debt Collection Act and applicable state law.

6.5 Litigation. Except as set forth on Exhibit 6.5, there are no material actions, proceedings or investigations pending, or to the knowledge of FDC, threatened against FDC, Acquisition or their officers or directors, before any court or administrative agency or administrative officer.

6.6 Material Misstatements or Omissions. Neither this Agreement nor any other document, certificate or statement furnished to MCSI by or on behalf of FDC or Acquisition in connection with this Agreement contains any untrue statement of a material fact, or omits any material fact necessary to make the statements contained herein and therein not misleading in light of the context in which they were made.

6.7 No Known Adverse Effects. Except as set forth on Exhibit 6.7, there is no fact actually known to FDC or Acquisition, their officers or directors which materially adversely affects or will materially adversely affect FDC or Acquisition which has not been set forth in writing in this Agreement or disclosed in the other documents, certificates or written statements furnished to MCSI by or on behalf of FDC or Acquisition in connection herewith.

6.8 Consents and Approvals. The execution and delivery by FDC and Acquisition of this Agreement, and the performance by them of their obligations hereunder, do not require FDC or Acquisition to obtain any consent, approval or action of, or make any filing with or give any notice to, any corporation, person or firm or any public, governmental or judicial authority except (i) such as have been duly obtained or made, as the case may be, and are in full force and effect on the date hereof and will continue to be in full force and effect on the Closing Date, and (ii) those which the failure to obtain would have no material adverse effect on the transactions contemplated hereby.

6.9 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by representatives of FDC directly with MCSI, without the intervention of any person on behalf of FDC in such manner as to give rise to any valid claim by any person against MCSI for a finder's fee, brokerage commission or similar payment. All rights of indemnity under Article X hereof shall apply to any claim relating to a Loss (hereinafter defined) arising out of this Agreement for any fee, commission or similar payment.

6.10 Representations as to Knowledge. The representations and warranties contained in Article VI hereof shall in each and every event whereby an exercise of discretion or a statement to the "best knowledge", "best of knowledge" or "knowledge" is required on behalf of any party to this Agreement be deemed to require that such exercise of discretion or statement be in good faith, with due diligence, to the best efforts of each such party and be exercised always in a reasonable manner and within reasonable times.

6.11 Authorization of Common Stock. The shares of Stock to be issued pursuant to
     Section 1.2 and any other shares of FDC common stock to be issued in connection therewith shall, upon issuance thereof, be duly authorized, fully paid and nonassessable shares of FDC's restricted common stock, and will be of the same class as that presently quoted or listed for sale in any public market, exchange or listing organization.

6.12 FDC's Public Documents and Access to Information. FDC has delivered to shareholders of MCSI a true and complete copy of (i) FDC's definitive prospectus dated May 13, 1998, its I0-Q Reports for the quarters ended March 31, 1998, June 30, 1998 and September 30, 1998 which represent material filings made with the Securities and Exchange Commission to the date hereof (collectively, the "SEC Documents"). FDC agrees to provide to shareholders of MCSI a true and complete copy of each other document filed with the SEC between the date hereof and the date of the Closing ("Current SEC Documents"). In addition to the SEC Documents and the Current SEC Documents, FDC will provide, through its Chief Financial Officer, shareholders of MCSI with opportunities to become familiar with the business, financial condition, management, prospects and operations of FDC, including reasonable opportunities to ask questions of, receive answers from and obtain information regarding FDC and its business which is material to his investment decision. Neither the SEC Documents nor the Current SEC Documents contain any untrue statement of material fact or omit to state a material fact necessary to make the statement therein not misleading.

6.13 Reports Under the Exchange Act. With a view to make available to the shareholders of MCSI the benefits of Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), and any other rules or regulation of the SEC that may at any time permit shareholders of MCSI to sell the FDC common stock to the public without registration, FDC agrees to:

     (a) File with the SEC in a timely manner all reports and other documents required of FDC under the Securities Act of 1933 and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and

     (b) Furnish to the shareholders of MCSI, forthwith upon request (i) a written statement by FDC that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report on FDC and such other reports or documents so filed by FDC, and (iii) such other information as may be reasonably requested in availing shareholders of MCSI of any rule or regulation of the SEC which permits the selling of any such securities without registration; and

     (c) Take any other action reasonably within FDC's control to make the benefits of Rule 144 available to the holders of the Stock.

6.14 Nasdaq Market Listing. FDC shall cause, as soon as possible after Closing, the Stock issuable to shareholders of MCSI hereunder to be authorized for listing on the Nasdaq SmallCap Market upon official notice of issuance.

6.15 Financial Statements. FDC has delivered to MCSI copies of FDC's 10-Q Reports as set forth in Article 6.12 above ("the Reports"). The Reports are based upon the information contained in the books and records of FDC and fairly and accurately present, in all material respects, the matters represented therein.

6.16 Absence of Undisclosed or Contingent Liabilities. FDC has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due) whether known or unknown, and regardless of when asserted in excess of $50,000 except as otherwise set forth in the SEC Documents.

6.17 No  Material  Adverse  Changes.  Since  the  date of the  most  recent  SEC
     Documents, there has been no change materially adverse to FDC, its financial condition, gross profit, operating results, business condition or prospects, except as otherwise disclosed on Exhibit 6.17 hereto.

                                 ARTICLE VII
                        COVENANTS OF FDC AND ACQUISITION

FDC and Acquisition covenant and agree as follows:

7.1 Other Contracts. From and after the date of this Agreement, FDC and Acquisition will not enter into or become subject to any agreement or commitment which would restrict or in any way impair the obligation of FDC and Acquisition to comply with all of the terms of this Agreement.

7.2 Additional Disclosure. From the date of this Agreement to and including the Closing, FDC and Acquisition will, promptly upon the occurrence thereof, advise MCSI of each event subsequent to the date hereof which would have had to be disclosed by FDC or Acquisition on any exhibit to this Agreement had it occurred prior to the date hereof.

7.3 Notice of Breach. In the event of and promptly after becoming actually aware of the occurrence or threatened occurrence of any event which would cause or constitute a material breach of any warranty, representation, covenant or agreement of FDC or Acquisition contained herein, FDC shall give notice in writing of such event or threatened event to MCSI and use all commercially reasonable efforts to prevent or promptly remedy such breach or threatened breach.

7.4 Nondisclosure. FDC agrees that any publicity release, security filing, or any other communication, whether written or oral, identifying this proposed transaction shall not identify MCSI any time prior to Closing unless required by applicable securities laws or regulations.

7.5 Commercially Reasonable Efforts. FDC and Acquisition agree to use their commercially reasonable efforts in good faith to satisfy the various conditions to Closing and to consummate the transactions provided for herein as expeditiously as possible. Neither FDC nor Acquisition will take or knowingly permit to be taken any action that would be contrary to or in breach of the terms or provisions of this Agreement or that would cause any of the representations and warranties of FDC or Acquisition contained herein to be or become untrue.

7.6 Regulatory Filings. FDC shall make any filings or submissions under any laws or regulations applicable to FDC or Acquisition for the consummation of the transactions contemplated herein. FDC has advised MCSI that the transaction contemplated hereby will require FDC to file disclosure, in the form of a periodic report or amendments thereto, with the United States Securities and Exchange Commission, which report may include such disclosure concerning, and the financial statements of, MCSI. MCSI hereby consents to the inclusion of disclosure concerning MCSI, the financial statements of MCSI and the representations and warranties made by MCSI in the course of this transaction, in such periodic report or amendment, in order to allow FDC to discharge its disclosure obligations under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder. FDC agrees to provide Executive Shareholders upon request a copy of such periodic report or any amendment thereto at least three business days prior to filing. FDC will make all required filings with the Securities and Exchange Commission that relate to this transaction.

7.7 Non-Compete and Confidentiality Agreements. At or prior to Closing, Executive Shareholders shall enter into non-compete and confidentiality agreements with FDC substantially in the form of Exhibit 7.7 hereto.

7.8 Employment Agreements. At or prior to Closing, MCSI shall have terminated all employment agreements to which it or CPS is a party. Except as otherwise provided in Section 5.3 hereof, with respect to any employees retained by Acquisition, FDC's personnel policies and procedures, including those relating to tenure, will obtain. New employment agreements with David
     R. Tamuty and Larry W. Knigge will be negotiated by Acquisition and will be executed at Closing on terms and conditions as mutually agreed between the parties.

7.9 Assumption of Certain Leases. CPS currently leases 8,948 square feet, more or less, of office space in Houston, Texas at $8,575 per month and 408 square feet of office space in Oklahoma City, Oklahoma at $289 per month (collectively the "Office Leases"). The Office Leases expire on April 30, 2003 and January 31, 1999, respectively. Acquisition will accede to such leases upon Closing of the Merger. If Acquisition, in its sole discretion, decides to reduce the size of the offices, or relocate them, Executive Shareholders will assist Acquisition in negotiating lease termination or reduction arrangements at Acquisition's cost.

     Acquisition also agrees that if the Closing occurs on or before December 15, 1998, it will assume and honor the Minolta copier lease ($9,029 over 29 remaining months); the seven fax leases ($30,468 over 39 remaining months); and the Pitney Bowes postage meter lease ($328 per quarter) under each of which CPS is named as lessee.

                                  ARTICLE VIII
                         CONDITIONS PRECEDENT TO CLOSING

8.1 Conditions Precedent to Obligations of MCSI and Executive Shareholders. The obligations of MCSI and Executive Shareholders to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by MCSI and Executive Shareholders in writing in the manner provided in
     Section 8.1(d) hereof):

     (a) Representations and Warranties of FDC and Acquisition; Performance by FDC and Acquisition. (i) The representations and warranties of FDC and Acquisition set forth in Article VI hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement;
          (ii) FDC and Acquisition shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by them under this Agreement prior to or at the Closing Date including specifically Section 13.12 of this Agreement and including the delivery of all documents required at the Closing; (iii) MCSI shall have received a certificate dated the Closing and signed by the Presidents of FDC and Acquisition to the effect that the representations and warranties made by FDC and Acquisition in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date), which certificates shall be in the form of Exhibit
          8.1; and (iv) Acquisition shall have entered into employment agreements with Executive Shareholders in accordance with the provisions of Section 7.8 hereof, which shall commence on Closing.

     (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by FDC and Acquisition and the consummation of the transactions contemplated hereby shall have been duly and validly taken by FDC and Acquisition. FDC and Acquisition shall have furnished MCSI with copies of all consents or resolutions adopted or executed by FDC and Acquisition in connection with such actions, certified by the Secretaries of FDC and Acquisition.

     (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. There shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by FDC of all or a material portion of the business of MCSI, or to compel MCSI or FDC to dispose of all or a material portion of the business or assets of MCSI, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by FDC of any of MCSI's assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against FDC under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could reasonably be expected to result in any material adverse change in the business, operations, financial condition or properties of FDC.

     (d)  Waiver  of  Conditions  Precedent.  MCSI may  waive  any or all of the conditions precedent set forth in this Article VIII, either prospectively or retroactively, by giving written notice of such waiver to FDC. No waiver of any condition precedent pursuant to this
          Section 8.1(d) shall, unless otherwise expressly stated in such written notice of waiver, extend to any covenant or agreement contained herein or to any other condition precedent.

     (e) Breach or Violation. FDC shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, any agreement, arrangement or undertaking of or affecting FDC or any license, franchise or permit of or affecting FDC.

     (f) Governmental Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by FDC (except filings required by FDC pursuant to applicable securities laws).

     (g) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of FDC.

     (h) Litigation. Except as described on Exhibit 6.5, there shall be no actions, proceedings or investigations pending, threatened against FDC or its officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of FDC.

     (i) No Damage. There shall have been no damage, destruction or loss of or to any property or properties owned or used by FDC whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on FDC.

     (j) Discovery of Facts or Circumstances. MCSI shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to MCSI as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of FDC which is, individually or in the aggregate with other such facts and circumstances, materially adverse to FDC.

     (k) Opinion of Counsel. MCSI shall have received from counsel to FDC and Acquisition an opinion dated the Closing, to the following effect:

          (i) FDC and Acquisition are corporations duly organized, validly existing and in good standing under the laws of the State of Colorado and Texas, respectively.

          (ii) Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate action, on the part of FDC and Acquisition; this Agreement and the documents referenced therein is a legal, valid and binding obligation of FDC and Acquisition, enforceable against FDC and Acquisition in accordance with their terms except as enforcement can be limited by general equitable principles and by bankruptcy, insolvency or similar laws affecting creditor's rights generally.

          (iii)The execution and delivery of this Agreement and the documents referred to therein will not violate or conflict with the Articles of Incorporation or Bylaws of FDC or Acquisition or any agreement, identified to such counsel by FDC or Acquisition as all of its material agreements, to which either FDC or Acquisition is a party or by which FDC or Acquisition or their assets are bound.

          (iv) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by FDC or Acquisition pursuant to this Agreement except such as has been obtained or made.

          (v) Except as disclosed in this Agreement or the Exhibits hereto, such counsel is not aware of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving FDC or Acquisition or any of its officers or directors, and such counsel does not know of any legal matter or government proceedings regarding FDC or Acquisition.

          (vi) The Stock to be issued into escrow for the benefit of shareholders of MCSI pursuant to Section 1.2 is duly authorized, fully paid and nonassessable shares of FDC's common stock and shall not be subject to any preemptive rights.

          (vii)The Stock upon issuance will not be subject to any liens, restrictions or encumbrances on transfer other than Rule 144 of the Securities and Exchange Commission and the Escrow Agreement.

     (l) Listing. FDC shall file an application to list and diligently pursue listing of the Stock on The Nasdaq SmallCap Market no later than 5 days following the Closing of this transaction.

     (m) Miscellaneous. No party shall have initiated action seeking monetary damages or claims in connection with, or seeking to prohibit or enjoin the transactions described in this Agreement.

8.2 Conditions Precedent to Obligations of FDC and Acquisition. The obligation of FDC and Acquisition to consummate and effect this Agreement are subject to the satisfaction in all material respects, on or before the Closing Date, of the following conditions (unless waived by FDC and Acquisition in writing in the manner provided in Section 8.2(f) hereof):

     (a) Representations and Warranties of MCSI and Executive Shareholders; Performance by MCSI. (i) The representations and warranties of MCSI and Executive Shareholders set forth in Article III hereof shall (except where stated to be as of an earlier date) be accurate in all material respects on and as of the Closing as though made on and as of the Closing, except for any changes resulting from activities or transactions which may have taken place after the date hereof which are expressly permitted by this Agreement or which have been entered into in the ordinary course of business and are not expressly prohibited by this Agreement; (ii) MCSI shall have, in all material respects, performed all obligations and complied with all covenants required to be performed or to be complied with by it under this Agreement prior to or at the Closing Date including specifically
          Section 13.12 of this Agreement and including the delivery of all documents required at the Closing; (iii) FDC shall have received a certificate dated as of the Closing and signed by the President of MCSI and the Executive Shareholders to the effect that the representations and warranties made by MCSI and the Executive Shareholders in this Agreement are true and accurate in all material respects as of the Closing (or, where applicable, as of the earlier specified date) in the form attached as Exhibit 8.2; and (iv) Executive Shareholders shall have entered into non-compete and confidentiality agreements with FDC in the form attached as Exhibit 7.7, which shall commence on Closing.

     (b) Action. All action necessary to authorize the execution, delivery and performance of this Agreement by MCSI and the consummation of the transactions contemplated hereby shall have been duly and validly taken by MCSI and Executive Shareholders. MCSI and Executive Shareholders shall have furnished FDC with copies of all consents or resolutions adopted or executed by MCSI and Executive Shareholders in connection with such actions, certified by the Secretary of MCSI.

     (c) No Action or Proceeding. As of the Closing, no action or proceeding by any public authority or person shall be pending before any court or administrative body or overtly threatened to restrain, enjoin or otherwise prevent the consummation of this Agreement or the transactions contemplated herein. Further, except as described on
          Exhibit 3.10, there shall not be threatened, instituted or pending any action or proceeding, before any court or governmental authority or agency, domestic or foreign, (i) challenging or seeking to make illegal, or to delay or otherwise directly or indirectly restrain or prohibit, the consummation of the transactions contemplated hereby or seeking to obtain material damages in connection with such transactions, (ii) seeking to prohibit direct or indirect ownership or operation by FDC of all or a material portion of the business or assets of MCSI, or to compel FDC or MCSI to dispose of or to hold separately all or a material portion of the business or assets of MCSI, as a result of the transactions contemplated hereby, (iii) seeking to require direct or indirect transfer or sale by FDC of any of MCSI's assets, (iv) seeking to invalidate or render unenforceable any material provision of this Agreement or any of the other agreements attached hereto as Exhibits, or otherwise contemplated hereby, (v) seeking relief against MCSI under any federal or state law or regulation relating to bankruptcy, insolvency, reorganization or moratorium or creditors' rights generally, (vi) otherwise relating to and materially adversely affecting the transactions contemplated hereby, or (vii) which could reasonably be expected to result in any material adverse change in the business, operations, financial condition or properties of MCSI.

     (d) No Adverse Changes. There shall have been no event or change occurring between the execution of this Agreement and the Closing which in the aggregate may be deemed to have a material adverse effect on the business, operations, financial condition or properties of MCSI.

     (e) Litigation. Except as described on Exhibit 3.10, there shall be no actions, proceedings or investigations pending, threatened against MCSI or its officers or directors before any court, any administrative agency or administrative officer or executive, which could result in any material adverse change in the business, operations, financial condition or properties of MCSI.

     (f) Waiver of Conditions Precedent. FDC may waive any or all of the conditions precedent set forth in this Section 8.2, either prospectively or retroactively, by giving written notice of such waiver to MCSI. No waiver of any condition precedent pursuant to this
          Section 8.2(f) shall, unless otherwise expressly stated in such written notice of waiver, extend to any other covenant or agreement contained herein or to any other condition precedent.

     (g) Breach or Violation. MCSI shall have obtained, or caused to be obtained, each consent and approval necessary in order that the transactions contemplated herein not constitute a breach or violation of, or result in a right of termination or acceleration of, or creation of any encumbrance on any of MCSI assets, pursuant to the provisions of any agreement, arrangement or undertaking of or affecting MCSI or any license, franchise or permit of or affecting MCSI.

     (h) Governmental Filings. All material governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby shall have been duly made and obtained by MCSI (except filings required by FDC pursuant to applicable securities laws).

     (i) Discovery of Facts or Circumstances. FDC shall not have discovered any fact or circumstance existing as of the date of this Agreement which has not been disclosed to FDC as of the date of this Agreement regarding the business, assets, liabilities, properties, condition (financial or otherwise), results of operations or prospects of MCSI which is, individually or in the aggregate with other such facts and circumstances, materially adverse to MCSI, its financial position, results of operations or the value of its assets.

     (j) Damage. There shall have been no damage, destruction or loss of or to any property or properties owned or used by MCSI, or to its assets, whether or not covered by insurance which, in the aggregate, has or would be reasonably likely to have, a material adverse effect on MCSI.

     (k) Office Lease. The Office Leases shall have been assumed, terminated, renegotiated or otherwise modified to the mutual satisfaction of FDC and Acquisition and the respective landlords of such leases.

     (l) Opinion of Counsel. FDC shall have received from counsel to MCSI, an opinion dated the Closing, to the following effect:

          (i) MCSI is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Texas.

          (ii) Execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, on the part of MCSI and by the Executive Shareholders; this Agreement is a legal, valid and binding obligation of MCSI, enforceable against MCSI in accordance with its terms except as enforcement can be limited by general equitable principles and by bankruptcy, insolvency or similar laws affecting creditor's rights generally.

          (iii)The execution and delivery of this Agreement by MCSI will not violate or conflict with the Articles of Incorporation or Bylaws of MCSI or any agreements or instruments identified to such counsel by MCSI as all of its material agreements to which MCSI is a party or by which MCSI is bound, except as may be listed in the Exhibits hereto.

          (iv) No consent, approval, authorization or order of, and no notice to or filing with, any governmental agency or body or any court is required to be obtained or made by MCSI in regard to this Agreement, except such as have been obtained or made.

          (v) Except as disclosed in this Agreement or the Exhibits hereto, such counsel is not aware of any pending or threatened action, suit, proceeding or investigation before any court or any public, regulatory or governmental agency, authority or body, involving MCSI or any of its officers or directors.

                                   ARTICLE IX
                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

Except as otherwise stated below, the representations, warranties, covenants and agreements made by the respective parties in this Agreement or in a certificate executed and delivered in connection with the transactions contemplated hereby shall survive the Closing for a period of three years. The foregoing shall be subject to the exception that any claims relating to tax matters covered in Sections 3.23 and 3.24 hereof shall survive for the period of the applicable statute of limitations pertaining to tax claims. All covenants, agreements, representations and warranties made herein or pursuant hereto shall be deemed to be material and to have been relied upon by the parties hereto, notwithstanding any investigation heretofore or hereinafter made by or on behalf of the parties prior to the Closing, provided, however, that no legal remedy, at law or in equity, shall be available with respect to any loss, liability, or breach of agreement or warranty or misrepresentation if the party alleging such loss, liability, breach, or misrepresentation had actual knowledge of the existence, nature and extent thereof on the Closing and, despite such knowledge, proceeded with the Closing without objection.


                                    ARTICLE X
                                 INDEMNIFICATION

10.1 Indemnification. Subject to the provisions of Article IX and this Article X, Executive Shareholders agree to indemnify in respect of, and hold FDC and Acquisition harmless against, any and all damages, claims, deficiencies, losses, and expenses (collectively "Damages") resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of MCSI or Executive
     Shareholders made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby, except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known to FDC and waived in writing by FDC as of the Closing. Subject to the provisions of Article IX and this Article X, FDC and Acquisition agree to indemnify in respect of, and hold Executive Shareholders harmless against, any and all Damages resulting from any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of FDC or Acquisition made as a part of or contained in this Agreement or in any certificate executed and delivered pursuant to this Agreement or in connection with the transactions contemplated hereby except for Damages resulting from any such misrepresentations, breach of warranty or nonfulfillment or failure to perform any such covenant or agreement known  to  Executive  Shareholders  and  waived  in  writing  by  Executive
     Shareholders  as  of  the  Closing.  The  party  claiming   indemnification
     hereunder is hereinafter referred to as the "Indemnified Party" and the party against whom such claims are asserted hereunder is hereinafter referred to as the "Indemnifying Party". Damages for which a claim or action may be asserted hereunder are hereinafter referred to as a "Loss".

10.2 Limitation of Liability. Neither party shall be liable to the other party to this Agreement except to the extent that the aggregate amount of Losses for which they would otherwise (but for this provision) be liable under this Article X exceeds in the aggregate the sum of $10,000 and then only to the extent of such excess. Claims for indemnification by either party shall be limited to the lesser of (i) the amount of the Purchase Price received by the Executive Shareholders pursuant to Section 1.2, or (ii) the amount of any damages, claims, deficiencies, losses and expenses paid by the Indemnified Party to a third party.

10.3 Method  of  Asserting  Claims.  All  claims  for   indemnification  by  any
     Indemnified Party under this Article X shall be asserted and resolved as follows:

     (a) In the event that any claim or demand for which an Indemnifying Party would be liable to an Indemnified Party hereunder is asserted against or sought to be collected from such Indemnified Party by a third party, said Indemnified Party shall, within twenty (20) days of such claim or demand being made, notify the Indemnifying Party of such claim or demand, specifying the nature of and specific basis for such claim or demand and the amount or the estimated amount thereof to the extent then feasible (the "Claim Notice"). The estimate of Loss contained in the Claim Notice shall not limit the amount of the Indemnifying Party's ultimate liability under the claim. The Indemnifying Party shall not be obligated to indemnify the Indemnified Party with respect to any such claim or demand if the Indemnified Party fails to notify the Indemnifying Party thereof in accordance with the provisions of this Agreement within said twenty (20) day period. The Indemnifying Party shall have thirty (30) days from the personal delivery or mailing of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not the liability of the Indemnifying Party to the Indemnified Party hereunder with respect to such claim or demand is disputed, and (ii) whether or not the Indemnifying Party desires, at the sole cost and expense of the Indemnifying Party, to defend the Indemnified Party against such claim or demand; provided, however, that any Indemnified Party is hereby authorized prior to and during the Notice Period to file any motion, answer or other pleading which it shall deem necessary or appropriate to protect its interest or those of the Indemnifying Party and not unreasonably prejudicial to the Indemnifying Party. In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such claim or demand, then, except as hereinafter provided, the Indemnifying Party shall have the right to defend by all appropriate proceedings, which proceedings shall be promptly settled or prosecuted by it to a final conclusion. If the Indemnified Party desires to participate in, but not control, any such defense or settlement it may do so at its sole cost and expense. If requested by the Indemnifying Party, the Indemnified Party agrees to cooperate with the Indemnifying Party and its counsel in contesting any claim or demand which the Indemnifying Party elects to contest, or, if appropriate and related to the claim in question, in making any counterclaim against the person asserting the third party claim or demand, or any cross complaint against any person but in any such case at the sole cost and expense of the Indemnifying Party. No claim may be settled without the consent of the Indemnifying Party, unless such settlement includes the complete release of the Indemnifying Party.

     (b) In the event any Indemnified Party should have a claim against any Indemnifying Party hereunder which does not involve a claim or demand being asserted against or sought to be collected from it by a third party, the Indemnified Party shall send a Claim Notice with respect to such claim to the Indemnifying Party. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such claim, the amount of such claim shall be conclusively deemed a liability of the Indemnifying Party hereunder. If the Indemnifying Party has disputed such claim, as provided above, such dispute shall be resolved by arbitration as provided in Section 13.11.

10.4 Payment of Claim. Upon the determination of the liability of Executive Shareholders or FDC and Acquisition under Section 10.1, 10.2 and 10.3, as the case may be, after payment by the Indemnified Party of, or upon entry of final judgment or reaching of a settlement in respect of, an Indemnifiable Claim, or determination of a Loss to the Indemnified Party occasioned by the breach of a representation and warranty by the Indemnifying Party, and notice thereof to the Indemnifying Party, the Indemnifying Party shall within thirty (30) days after receipt of such notice pay to the Indemnified Party the amount of the payment, judgment, settlement or Loss, as the case may be.

10.5 Sole Rights and Remedies. The indemnification rights of the parties under this Article X are independent of and in addition to such rights and remedies as the parties may have at law or in equity or otherwise for any misrepresentation, breach of warranty or failure to fulfill any agreement or covenant hereunder on the part of any party hereto including without limitation the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby. The rights and remedies the parties are, however, limited by the specific terms of this Agreement, including, but not limited to those set forth in Section 10.2.

                                   ARTICLE XI
                        AMENDMENT, TERMINATION AND BREACH

11.1 Amendment and Modification. This Agreement may be amended, modified or supplemented only by an instrument in writing, executed after the date hereof, making specific reference to this Article and to each Article and paragraph hereof to which such amendment, modification or supplement applies, which document shall be signed by an authorized officer of FDC and Acquisition and by MCSI and Executive Shareholders.

11.2 Termination and Abandonment. This Agreement may be terminated and the transaction provided for by this Agreement may be abandoned without liability on the part of any party to any other party:

     (a) At any time before the Closing Date, by mutual consent of FDC, Acquisition and MCSI;

     (b) Commencing five days prior to Closing Date and until the Closing, by FDC and Acquisition, if any of the conditions provided for in Section
          8.2 of this Agreement have not been met and have not been waived by FDC in writing;

     (c) Commencing five days prior to Closing Date and until the Closing, by MCSI, if any of the conditions of Section 8.1 of this Agreement have not been met and have not been waived by MCSI in writing;

     (d)  By either party if the mutual  conditions  to Closing  provided for in
          Section  8.2 of this  Agreement  have not been met at time of Closing;
          and

     (e)  Automatically if the Closing has not occurred by December 31, 1998.

In the event of the termination and abandonment of this Agreement by any party as above provided in this Article XI, written notice shall forthwith be given to the other party, and each party shall be solely responsible to pay its own expenses incident to preparation for the consummation of this Agreement and the transactions contemplated hereunder (except as otherwise provided herein).

                                   ARTICLE XII
                                     CLOSING

12.1 Closing. The closing of this Agreement (the "Closing") shall be December 15, 1998 or as soon thereafter as practicable but not later than December 31, 1998 ("Closing Date"), unless a later time and date is mutually agreed upon by the parties hereto.

12.2 Allocations.  The accounting,  adjustments  and allocations  required under
     Section 2.4 shall be determined as of 11:59 p.m. on the last day of the month preceding the Effective Date defined in Section 1.3.

12.3 MCSI's and Executive Shareholders' Deliveries at Closing. At the Closing MCSI or Executive Shareholders will deliver the following documents to FDC all of which shall be reasonably satisfactory in form and substance to FDC and its counsel:

     (a) Articles and Plan of Merger. The Articles and Plan of Merger attached hereto as Exhibit 1.1 as duly executed by MCSI.

     (b) Opinion of Counsel. An opinion from counsel to MCSI, dated the Closing Date, in the form described in Section 8.2 of this Agreement.

     (c) Consents and Approvals. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which MCSI is subject, bound or a party, or by which MCSI or any of its properties is bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by MCSI of any of the terms thereof.

     (d) Certificates. Certificate of existence for MCSI from the Secretary of State of the state of incorporation of MCSI dated as of a date reasonably prior to the Closing Date.

     (e) Resolutions. Certified copy of resolutions of the Board of Directors and the shareholder of MCSI authorizing, inter alia, the execution and delivery of this Agreement, shareholder's stock certificates, the Merger and the other transactions contemplated under this Agreement.

     (f) Non-Compete and Confidentiality Agreements. The non-compete agreements of Executive Shareholders in the form annexed as Exhibit 7.7 hereto.

     (g)  Employment   Agreements.   The  employment   agreements  of  Executive
          Shareholders as contemplated in Section 7.8 hereto.

     (h) Delivery of Corporate and Business Records. All corporate and business records of MCSI as may be reasonably requested by FDC including without limitation employee and personnel folders and applications, payroll, tax related records and financial data.

     (i)  Officer's  and  Executive  Shareholder's   Certificates  in  the  form
          described in Section 8.2 of this Agreement.

     (j) Other documents. Such documents, instruments, all stock certificates of MCSI owned by shareholders of MCSI, the Stock Escrow Agreement signed by all shareholders of MCSI, and other agreements as FDC and its counsel may reasonably request, including specifically all Exhibits referred to herein.

12.4 FDC's and Acquisition's Deliveries at Closing. At the Closing, FDC and Acquisition shall deliver the following documents to MCSI or Executive Shareholders, as appropriate, all of which shall be in a form reasonably acceptable to MCSI or Executive Shareholders, as appropriate, and their counsel:

     (a) Purchase Price. The purchase price referred to in Section 1.2 including the Cash Consideration (by official bank check or wire transfer) and the Stock Escrow Agreement in Exhibit 1.2 and related common stock.

     (b) Articles and Plan of Merger. The Articles and Plan of Merger attached hereto as Exhibit 1.1 as duly executed by FDC and Acquisition.

     (c) Consents and Approval. All consents, approvals and authorizations, all notices and all registrations and filings required to be obtained, given or made under any law, statute, rule, regulation, judgment, order, injunction, contract, agreement or other instrument to which FDC or Acquisition is a party, or by which it or any of their properties are bound or subject, in each case which is required to permit the consummation of the transactions contemplated by this Agreement without contravention, violation or breach by FDC or Acquisition of any of the terms thereof.

     (d) Opinion of Counsel. An opinion from counsel to FDC and Acquisition, dated the Closing Date, in the form described in Section 8.1 of this Agreement.

     (e) Certificates. Certificates of existence/good standing, as appropriate, dated as of a date reasonably prior to the date of Closing, from the Secretary of State of the State of Colorado and State of Texas as to the existence and good standing of FDC and Acquisition, respectively.

     (f) Resolutions. Certified copy of resolutions of the Board of Directors of FDC and Acquisition and the shareholder of Acquisition authorizing, inter alia, the execution and delivery of this Agreement, the Merger, and the other transactions contemplated hereby.

     (g)  Employment   Agreements.   The  employment   agreements  of  Executive
          Shareholders as contemplated in Section 7.8 hereto.

     (h) Officer's Certificate in the form described in Section 8.1 of this Agreement.

     (i) Assumption of Office Leases. An assumption of lease for each of the Office Leases, respectively, each in form and substance reasonably acceptable to Acquisition and the respective landlords under each such lease.

     (j) Other Documents. Such other documents, instruments, certificates and agreements, as MCSI and its counsel may reasonably request, including specifically all Exhibits referred to herein.

12.5 Removal of Personal Effects Following Closing. In the event the Executive Shareholders maintain assets which are the personal property of Executive Shareholders on the premises and Executive Shareholders desire to remove such personal property, the Executive Shareholders shall have a period of 30 days following the Closing to remove such personal property. As to any such personal property removed, the Executive Shareholders shall provide FDC with a schedule of such property prior to the removal of the same from the premises.

                                  ARTICLE XIII
                                  MISCELLANEOUS

13.1 Notice. All notices and communications required or permitted to be given hereunder shall be in writing, signed by the sender, and delivered by personal delivery overnight courier service or by registered or certified mail to:

           If to FDC:       Jerald H. Donnan, President
                            Factual Data Corp.
                            5200 Hahns Peak Drive
                            Loveland, Colorado 80538

           with a copy to:  Samuel E. Wing, Esq.
                            Jones & Keller, P.C.
                            1625 Broadway, Suite 1600
                            Denver, Colorado 80202

           If to MCSI:      David R. Tamuty
                            Mortgage Credit Services, Inc.
                            15311 Vantage Parkway West, Suite 320
                            Houston, Texas 77032

           If to Executive
            Shareholders:   David R. Tamuty
                            Larry W. Knigge
                            Mortgage Credit Services, Inc.
                            15311 Vantage Parkway West, Suite 320
                            Houston, Texas 77032

           with a copy to:  David R. Cragle, Esq.
                            Looper, Reed, Mark & McGraw, Incorporated
                            1300 Post Oak Boulevard, Suite 2000
                            Houston, Texas 77056


or such other address as shall have been furnished in writing. Receipt by, or filing with, the respective parties of any communications shall be deemed to have occurred for the purpose of this Agreement, when personally delivered, or next business day if sent by overnight courier, or two days after deposit thereof, postage prepaid, properly addressed, in the United States mail.

13.2 Entire Agreement. This Agreement, including all Exhibits hereto and documents referenced herein, constitutes the entire agreement between the parties and as of Closing supersedes all agreements, representations, warranties, statements, promises and understandings, whether oral or written, with respect to the subject matter hereof. After Closing neither party shall be bound by or charged with any oral or written agreements, representations, warranties, statements, promises or understandings not specifically set forth in this Agreement or in the certificates or documents delivered in connection herewith.

13.3 Successors and Assigns. Except as otherwise provided in this Agreement, all covenants and agreements of the parties contained in this Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the parties hereto and the heirs, personal representatives, executors and assigns of the Executive Shareholders. This Agreement may not be assigned by any party hereto without the prior express written consent of the other parties hereto.

13.4 Expenses. Whether or not the transactions contemplated hereby shall be consummated, each party shall be solely responsible for payment of all expenses incurred by it in connection with the consummation of this Agreement and the transactions contemplated hereunder except as otherwise provided herein.

13.5 Severability. Should any one or more of the provisions of this Agreement be determined to be illegal or unenforceable, all other provisions of this Agreement shall be given effect separately from the provision or provisions determined to be illegal or unenforceable and shall not be affected thereby.

13.6 Governing Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Colorado without regard to conflicts of laws principles.

13.7 Counterparts. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be an original, but all of which together shall constitute one and the same Agreement.

13.8 Amendments. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, but only by an instrument in writing in accordance with Section 11.1 hereof.

13.9 No Third Party Beneficiary. The terms and provisions of this Agreement are intended solely for the benefit of the parties hereto, and it is not the intention of the parties to confer third-party beneficiary rights upon any other person or entity.

13.10Headings. The headings in this Agreement are for purposes of convenience and easy reference only and shall not limit or otherwise affect the meaning hereof.

13.11Disputes.  In the event of any dispute which arises between the parties and which relates to the subject matter of this Agreement, the parties acknowledge and agree that any such dispute shall be submitted for binding arbitration in Denver, Colorado, in accordance with the Commercial
     Arbitration  Rules  procedures  established  by  the  American  Arbitration
     Association or, if such association is not then in existence, an independent association of arbitrators which may be designated by agreement of the parties. In the event the parties are unable to agree on an independent association of arbitrators from which arbitrators, however, such application will only be made in the event the American Arbitration Association is not then in existence. The arbitrator(s) shall make detailed written findings to support their award. The prevailing party in any such arbitration proceeding shall be awarded such costs and expenses (including reasonable attorney's and expert witness' fees) as were incurred by the prevailing party as a result of the institution and prosecution of the arbitration proceeding including all costs and expenses (including reasonable attorney's fees and expert witness' fees) to enter judgment upon or enforce any such award including all appellate proceedings.

13.12Delivery of Exhibits. All Exhibits to be delivered by either of the parties hereto upon execution of this Agreement which are not so delivered shall be delivered to the other party not later than 10 days after the date of the execution of this Agreement; in any event, all Exhibits shall be fully completed and attached to this Agreement at Closing.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                                    FACTUAL DATA CORP.


                                    By: /s/Jerald H. Donnan
                                           Jerald H. Donnan, President


                                    FDC ACQUISITION, INC.


                                    By: /s/ Jerald H. Donnan
                                            Jerald H. Donnan, President

                                    MORTGAGE CREDIT SERVICES, INC.


                                    By: /s/ David R. Tamuty
                                            David R. Tamuty, President

                                   Joined  for  Purposes  of  ARTICLE  III  and
                                   ARTICLE X above:


                                    /s/ David R. Tamuty
                                        David R. Tamuty


                                    /s/ Larry W. Knigge
                                        Larry W. Knigge

                                    EXHIBITS

No.          Description
---          -----------

1.1          Articles of Merger
1.2          Stock Escrow Agreement
2.4          Accounting, Adjustments and Allocations
2.5          Procedures for Resolving Accounting, Adjustments and Allocations
              Disputes
3.1(a)       Articles of Incorporation of MCSI
3.1(b)       Bylaws of MCSI
3.3(a)       Certificate with Attached Resolution re: Shareholder Approval
3.3(b)       Certified Board Resolution of MCSI
3.4          Conflicting Agreements
3.5          Notice of Regulatory Violations
3.7          No Known Adverse Effects
3.9          List of Subsidiaries of MCSI
3.10         List of Legal Actions of MCSI
3.13(a)      List of Assets Owned by MCSI
3.13(b)      List of Encumbrances of MCSI
3.14(a)      List of Customers of MCSI
3.14(b)      Customer  Contracts of MCSI
3.14(c)      Problem  Customer Contracts of MCSI
3.14(d)      Delinquent Accounts of MCSI
3.15         License Agreements of MCSI
3.16         Intellectual  Property of MCSI
3.17         Contracts,  Obligations,  etc. of MCSI
3.19         Unrecorded Liabilities of MCSI
3.20         Adverse Changes of MCSI
3.22         Lease Agreement of MCSI
3.23         List of Tax Returns of MCSI
3.24         Tax Notices of MCSI
3.25         Employment  Matters of MCSI
3.26         Employee  Benefit Plans of MCSI
5.3(b)       Employee Accrued Benefits of MCSI
6.2(a)       FDC Consent of Board of Directors
6.2(b)       Acquisition Consent of Board of Directors
6.2(c)       Acquisition Consent of Shareholders
6.4          Compliance with Law of FDC
6.5          Legal Actions of FDC
6.7          No Adverse Effect of FDC
6.17         No Adverse Changes of FDC
7.7          Non-Compete Agreement
8.1          Officer's Certificate of FDC and Acquisition
8.1(k)       Opinion of Jones & Keller, P.C.
8.2          Officer's Certificate of MCSI; Certificate of Shareholder
8.2(l)       Opinion   of   Looper,   Reed,   Mark  &   McGraw, Incorporated